UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

DEEP WELL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective December 3, 2012, Deep Well Oil & Gas, Inc. through its 100% wholly owned subsidiary company Deep Well Oil & Gas (Alberta) Ltd. and its 100% wholly owned subsidiary company Northern Alberta Oil Ltd. (collectively the “Company”) entered into and subsequently closed a Purchase and Sale agreement, the form of which is filed herewith as Exhibit 10.1, with the Company’s former joint venture partner 1132559 Alberta Ltd. (“113” a private company) and acquired 113’s 10% working interest in most of the Sawn Lake oil sands properties where the Company already owns working interests, in exchange for the following:

1.)	$2,400,000 Canadian;

2.)	The discontinuance, without costs, of the Court of Queen’s Bench, Judicial District of Edmonton, Action No. 0803-0869 and Action No. 1003-14659 filed by Northern Alberta Oil Ltd. against 113; and

3.)	Forgiving the amounts owned from 113 to the Company in the amount of $239,267.88 Canadian and any defaults and penalties that the Company had imposed upon 113.

The Company now has a 90% working interest in 51 contiguous sections on six oil sands leases, an 80% working interest in 5 sections on one oil sands lease, and a 50% working interest in an additional 12 sections on two oil sands leases in the Peace River oil sands area of Alberta, Canada. These nine oil sands leases cover 43,015 gross acres (17,408 gross hectares) of land.

Item 9.01 Financial Statements and Exhibits.

The Company issued a press release on December 17, 2012 announcing this asset acquisition, which is filed herewith as Exhibit 99.1.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
10.1	Form of Purchase and Sale Agreement, filed herewith.
99.1	Press Release dated December 17, 2012, filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: December 17, 2012	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO